Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Red Cat Propware, Inc.

San Juan, PR 00909-1802

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Red Cat Propware, Inc. (the Company) as of April 30, 2019 and 2018, and the related statements of operations, stockholders’ equity, and cash flows for each of the years in the two-year period ended April 30, 2019, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of April 30, 2019 and 2018, and the results of its operations and its cash flows for each of the years in the two-year period ended April 30, 2019, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has recurring net losses from operations, negative operating cash flows, and does not yet generate revenue that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Ciro E. Adams, CPA, LLC

Wilmington, DE 19806-1004

July 26, 2019

We began serving as the Company’s auditor in 2019.

RED CAT PROPWARE, INC
Balance Sheets

	April 30,
	2019	2018
ASSETS
Current Assets
Cash	$503,438	$570,326
Prepaid expenses	100,000	0
Total Current Assets	603,438	570,326
TOTAL ASSETS	$603,438	$570,326

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$20,894	$0
Payroll liabilities	13,316	6,266
Common shares to be issued	754,700	50,000
Capital to be returned	1,800	0
Total Current Liabilities	790,710	56,266
Total Liabilities	790,710	56,266

Commitments and contingencies

Stockholders' Equity
Preferred stock - shares authorized 10,000,000;
outstanding 0 and 0
Common stock - shares authorized 90,000,000;
outstanding 5,330,000 and 5,280,000	5,330	5,280
Additional paid-in capital	779,220	729,270
Accumulated deficit	(971,822)	(220,490)
Total Stockholders' Equity	(187,272)	514,060
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$603,438	$570,326

See accompanying notes.

RED CAT PROPWARE, INC
Operations Statements

	Year ended April 30,
	2019	2018
REVENUES
Revenue	$0	$0
Total Revenue	0	0

EXPENSES
Research and development	519,467	112,008
Payroll expense	24,500	52,218
Professional fees	143,180	6,909
General and administrative expenses	64,185	556
Office equipment expenses	0	13,712

Loss before income taxes	(751,332)	(185,403)
Provision for income taxes	0	0
NET LOSS	($751,332)	($185,403)

LOSS PER SHARE - basic and diluted	($0.14)	($0.04)

Weighted average shares outstanding -
basic and diluted	5,328,630	4,696,603

See accompanying notes.

RED CAT PROPWARE, INC
Stockholders' Equity Statements

	Common Stock		Additional
			Paid-in	Accumulated	Total
	Shares	Amount	Capital	Deficit	Equity
Balances, April 30, 2017	4,650,000	$4,650	$99,900	$(35,087)	$69,463

Issuance of common stock	680,000	680	604,920		605,600

Common stock to be issued	(50,000)	(50)	(49,950)		(50,000)

Issuance of warrants			74,400		74,400

Net Deficit				(185,403)	(185,403)

Balances, April 30, 2018	5,280,000	5,280	729,270	(220,490)	514,060

Common stock issued	50,000	50	49,950		50,000

Issuance of Common Stock	456,467	456	684,244		684,700

Shares Issued for Services	46,667	47	69,953		70,000

Common stock to be issued	(503,134)	(503)	(754,197)		(754,700)

Net Deficit				(751,332)	(751,332)

Balances, April 30, 2019	5,330,000	$5,330	$779,220	$(971,822)	$(187,272)

See accompanying notes.

RED CAT PROPWARE, INC
Cash Flows Statements

	Year ended April 30,
	2019	2018
OPERATIONS
Net loss	($751,332)	($185,403)
Adjustments to reconcile net loss to net cash from operations:
Deferred taxes	(308,046)	(76,015)
Valuation allowance of deferred taxes	308,046	76,015
Common stock issued for services	70,000	0
Prepaid expenses	(100,000)	0
Accounts payable	20,894	0
Payroll liabilities	7,050	6,041
Net cash from operations	(753,388)	(179,362)

FINANCING
Common stock issued	684,700	605,600
Warrants issued	0	74,400
Capital to be returned	1,800	0
Net cash from financing	686,500	680,000

Net increase (use) of cash	(66,888)	500,638
Cash, beginning of period	570,326	69,688
Cash, end of period	$503,438	$570,326

Cash paid for interest and taxes	$0	$0

NONCASH
Common stock issued for services	$70,000	$0

See accompanying notes.

Note 1 - The Business

Red Cat Propware, Inc., (“Red Cat”), offers secure, cloud-based analytics, storage, and services for drones. Red Cat was incorporated in April 2016 in the State of Nevada. Our primary product is Black Box by Red Cat. Black Box by Red Cat analyses drone flight data and performs detailed flight reply and analytics. This data is also encrypted using our proprietary systems utilizing blockchain architecture.

We are based in Puerto Rico, a location which offers important tax incentives, certain cost advantages, and access to the top blockchain companies in the world.

Note 2 - Going Concern

These financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in our accompanying financial statements, for the year ended April 30, 2019, Red Cat had a net loss of $751,332 and used cash in operating activities of $753,388. Additionally, Red Cat had an accumulated deficit of $971,822 and does not yet generate revenues. Management believes that these matters raise substantial doubt about Red Cat’s ability to continue as a going concern for twelve months from the issuance date of this report. These financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management believes Red Cat is well positioned after two-and-a-half years of drone research and software development. Our expertise in encryption, drone flights logs, and producing easy to use analytics will differentiate our soon to be released storage and analytics product. The Company was founded in April 2016 and has operated by using funds raised from accredited investors to build our software platform. Now a subsidiary of a public reporting company, investors have gained public market liquidity which should allow us to raise additional funds. We believe that the going concern previously mentioned will be alleviated with the following steps listed:

•	We are currently working with investment banks to raise our first institutional financing.
•	We are working on acquisitions that will expedite our software platform revenue
•	We believe the acquisitions we are pursuing will be accretive once closed
•	We believe we will complete 2 or 3 acquisitions by our year end
•	Our commercial software product is launching in the fourth quarter of calendar 2019

Note 3 - Summary of Significant Accounting Policies

Basis of Accounting - The financial statements and accompanying notes are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Use of Estimates – The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates for the years ended April 30, 2019 and 2018, include estimates of current and deferred income taxes and deferred tax valuation allowances.

Cash – At April 30, 2019 and 2018, cash is $503,438 and $570,326 deposited in one commercial bank account. Red Cat has not experienced any loss on such account and believes it is not exposed to any significant credit risk regarding its cash balance.

Prepaid Expenses – At April 30, 2019, prepaid expenses is one consulting contract for market research and analysis services. This contract will end at January 6, 2020, unless terminated by the parties.

Common Shares to be Issued – At April 30, 2019 and 2018, $754,700 and $50,000, these amounts represent shares that were subsequently issued on May 7, 2019, and May 11, 2018.

Capital to be Returned – At April 30, 2019, $1,800 represents an amount received in excess of shares issued to one investor.

Common Stock – Red Cat’s common stock has a par value of $0.001 per share.

Warrants - In connection with a certain stock issuance, Red Cat issued warrants to purchase shares of our common stock. Outstanding warrants are standalone instruments that are not puttable or mandatorily redeemable by the holder and are classified as equity. We measured the fair value of the warrants using the Black-Scholes option pricing model.

Research and Development - Research and development expenses include payroll, employee benefits, and other headcount-related expenses associated with product development. Research and development expenses also include third-party development and programming costs. Such costs related to software development are included in research and development expense until the point that technological feasibility is reached, which for our software products, is generally shortly before the products are released to production. Once technological feasibility is reached, such costs are capitalized and amortized to cost of revenue over the estimated lives of the products.

Income Taxes - Deferred taxes are provided on the liability method, whereby deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Related Parties - Parties are considered to be related to Red Cat if the party, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with Red Cat. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of Red Cat and its management and other parties with which Red Cat may deal with if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests.

Note 4 - Stockholders’ Equity

Issuance of Common Stock – From March 14, 2018, to May 11, 2018, Red Cat issued 680,000 shares of common stock valued at $605,600.

Issuance of Warrants – On April 4, 2018, Red Cat issued 150,000 five-year warrants valued at $74,400 to purchase 150,000 shares of common stock at $1.00 per share. The following assumptions were used as inputs in the Black-Scholes option-pricing model: term - 5 years, risk-free interest rate - 5%, expected dividend rate – 0%, and expected volatility - 50%.

Issuance of Common Stock – From January 7, 2019, to May 7, 2019, Red Cat issued 456,467 shares of common stock valued at $684,700.

Note 5 - Income Taxes

At April 30, 2019 and 2018, income tax benefits consisted of the following:

	2019	2018
Current Provision:
Federal	$(157,780)	$(38,935)
State	(150,266)	(37,081)
	(308,046)	(76,015)
Valuation Allowance	308,046	76,015
	—	—
Deferred Provision:
Federal	—	—
State	—	—
	$—	$—

The deferred tax asset comprises of the recognition of net operating losses for tax purposes.

	2019	2018

Deferred Tax Asset	$398,447	$90,401
Valuation Allowance	(398,447)	(90,401)
	$—	$—

The valuation allowance at April 30, 2019, is $398,447.  In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized. The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to assess the application of a valuation allowance as of April 30, 2019.

Red Cat has not filed corporate income tax returns for Federal or state purposes.

Note 6 - Related-Party Transactions

Founders’ Shares - On January 23, 2017, Red Cat issued 4,550,000 shares of its common stock as Founders’ Shares for $4,550. 3,875,000 were issued to Red Cat’s founder and CEO and 675,000 to an outside consultant who assisted with the Red Cat’s formation and early organization.

Initial Investment - On January 26, 2017, the same outside consultant purchased 100,000 shares of common stock for $100,000.

Shares Issued for Services - On May 7, 2019, the same outside consultant was issued 46,667 shares valued at $70,000 for legal services provided.

Office Space Rental – Red Cat rented office space from Red Cat’s CEO for the 2019 and 2018 years for $8,100 and $7,200. This office space arrangement ended March 31, 2019. Rent expense is classified within general and administrative expenses.

Note 7 - Commitments and Contingencies

Office Lease – In December 2018, Red Cat entered into a lease arrangement for its office space located in San Juan, Puerto Rico, for $26,638 per anum. Red Cat pays $2,220 per month for this space. There are no renewal terms. Rent expense is classified within general and administrative expenses.

Note 8 - Subsequent Events

Common Shares Issued – On May 7, 2019, Red Cat issued 503,134 shares of common stock. Red Cat had received $754,700 for these shares prior to April 30, 2019.

Share Exchange Agreement with Red Cat Propware, Inc. - Effective May 15, 2019, we closed a Share Exchange Agreement (the “SEA”) with TimeFireVR, Inc., (“TimeFire”), a Nevada corporation. Under the SEA, we acquired: (i) 236,000,000 shares of TimeFire common stock, and (ii) 2,169,068.0554 shares of TimeFire newly-designated Series A Preferred Stock. TimeFire’s new Series A Preferred Stock is convertible to common stock at a ratio of 10,000 shares of common stock for each share of preferred stock held, and votes together with the common stock on an as-converted basis. The new Series A Preferred Stock will convert automatically to common stock upon the effectiveness of any future reverse split of TimeFire common stock. In total, the common stock and Series A Preferred Stock issued under the SEA constitutes approximately 83.33% of TimeFire’s issued outstanding share capital on a fully-diluted basis.

Letter of Intent - On June 4, 2019, we executed a Letter of Intent with Rotor Riot, LLC. The LOI, which is non-binding, sets forth the terms for our contemplated acquisition of Rotor Riot, a drone technology and media company. Any acquisition of Rotor Riot will be subject to the completion of due diligence, the negotiation of a definitive agreement, and other conditions.

End of Financial Statements